EXHIBIT 5.1

September 9, 2014

Urstadt Biddle Properties Inc.

321 Railroad Avenue

Greenwich, Connecticut  06830

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”), in connection with the registration of certain securities of the Company (the “Offered Securities”) on its Registration Statement on Form S-3 (including the prospectus that is a part thereof, the “Registration Statement”) filed today by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of the Company’s Class A common stock, $0.01 par value per share (“Class A Common Stock”), (iii) shares of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”) , and (iv) securities representing entitlement to the rights and preferences of a fraction of a share of Preferred Stock of a specified series and represented by depositary receipts (“Depositary Shares”), all of which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate public offering price not to exceed $400,000,000.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, laws and regulations as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter.  Based upon that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.

(a) Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of shares of Common Stock, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all prospectus supplement(s) required by applicable laws have become effective under the Securities Act, and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related prospectus supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock issued upon the exchange or conversion of any duly issued shares of Preferred Stock that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

Urstadt Biddle Properties Inc.

September 9, 2014

2.

(a) Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of shares of Class A Common Stock, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all prospectus supplement(s) required by applicable laws have become effective under the Securities Act, and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related prospectus supplement(s) and by such resolution, such shares of Class A Common Stock being issued by the Company (including any Class A Common Stock issued upon the exchange or conversion of any duly issued shares of Preferred Stock that are exchangeable or convertible into Class A Common Stock) will be validly issued, fully paid and nonassessable.

3.

(a) When a new class or series of Preferred Stock (including any Preferred Stock represented by Depositary Shares) has been duly established in accordance with the terms of the Company’s charter and bylaws and applicable law, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law, and when appropriate articles supplementary to the Company’s charter relating to such class or series of Preferred Stock have been duly approved by the Company’s board of directors and been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all prospectus supplement(s) required by applicable laws have become effective under the Securities Act, and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related prospectus supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock) will be validly issued, fully paid and nonassessable.

4.

(a) When the deposit agreement (the “Deposit Agreement”) relating to the Depositary Shares has been duly authorized, executed and delivered by the Company and the Depositary Shares have been duly established in accordance with the Deposit Agreement (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the issuance and delivery of the Depositary Shares), duly authenticated by the depositary named in the Deposit Agreement, and assuming the due and valid authorization and issuance of the shares of Preferred Stock represented by the Depositary Shares, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all prospectus supplement(s) required by applicable laws have become effective under the Securities Act, (c) assuming that the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement and the related prospectus supplement(s), and (d) upon issuance and delivery of and payment for such Depositary Shares in the manner contemplated by the Registration Statement and the related prospectus

Urstadt Biddle Properties Inc.

September 9, 2014

supplement(s) and by the resolution of the board of directors, the Depositary Shares will, to the extent Maryland law is applicable, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms of the Depositary Shares and the Deposit Agreement.

In giving our opinions as to the validity of certain of the Offered Securities, we are assuming that, at the time of the issuance thereof, such securities will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and that such securities will comply with all requirements and restrictions, if any, applicable to the Company, imposed by any court or governmental or regulatory body having jurisdiction over the Company.  We are assuming that, at the time of issuance of any shares of Common Stock, Class A Common Stock and Preferred Stock (including any Preferred Stock represented by Depositary Shares), the Company will have a sufficient number of authorized but unissued shares of its stock for the issuance.  Our opinions are based on the assumptions that, at the time of issuance of any of the Offered Securities, the Company will be in good standing under the laws of the State of Maryland and that the aggregate purchase price paid for any Offered Securities, when aggregated with the purchase price paid for other Offered Securities theretofore issued, will not exceed $400,000,000.

Our opinion set forth in numbered paragraph 4 above is subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally.  Further, the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding, whether at law or in equity, may be brought.

We have relied as to certain factual matters on information obtained from public officials and officers of the Company.  We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland.  The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter with the Registration Statement as Exhibit 5.1 thereto.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:

/s/ J.W. Thompson Webb

J.W. Thompson Webb
Principal